UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OBSIDIAN PRIME INC.
(Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	99-1086213 (I.R.S. Employer Identification No.)
3130 Balfour Rd., Suite D Brentwood, California (Address of principal executive offices)	94513 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None.

[ ] If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

[X] If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

[X] If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Regulation A offering statement file number to which this form relates: 024-12789

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Common Stock, no par value, of Obsidian Prime Inc. (the "Registrant") contained in the Registrant's qualified Offering Statement on Form 1-A, File No. 024-12789, including the Offering Circular and the constituent instruments defining the rights of holders of the Common Stock, is incorporated herein by reference. The Offering Statement was qualified by the Securities and Exchange Commission on August 6, 2026. Any offering circular subsequently filed by the Registrant pursuant to Rule 253(g) under Regulation A that contains a description of the Common Stock comparable to that required by Item 202 of Regulation S-K shall be deemed incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation of Obsidian Prime Inc., incorporated by reference to Exhibit EX1A-2A to the Registrant's Offering Statement on Form 1-A, File No. 024-12789.
3.2	Bylaws of Obsidian Prime Inc., incorporated by reference to Exhibit EX1A-2B to the Registrant's Offering Statement on Form 1-A, File No. 024-12789.
4.1	Specimen Common Stock Certificate of Obsidian Prime Inc., incorporated by reference to Exhibit EX1A-3 to the Registrant's Offering Statement on Form 1-A, File No. 024-12789.
99.1	Management Certification of Shareholder Information of Obsidian Prime Inc., dated August 10, 2026, reporting 13,414 shareholders reflected in the Company's shareholder records as of the certification date.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OBSIDIAN PRIME INC.
Date:	August 10, 2026
By:	/s/ Cynthia Stephens
Name:	Cynthia Stephens
Title:	Chief Executive Officer